UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 3, 2006

KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers.

On October 6, 2006, Charles Walensky was named Chief Financial Officer effective October 6, 2006. Mr. Walensky replaces Jon Gangelhoff, who resigned as Chief Financial Officer of the Company on October 3, 2006.

Mr. Walensky, who is 33 years old, is the president, chief executive officer and chairman of the board of The WF Group, Inc., an investment advisor. He is also a director of REAC Computer Services, Inc., for which he has served as the chief financial officer and vice president since 1993.

On October 3, 2006, Luis Padilla, a Director of the Company, resigned as Director. Such resignation was not caused by a disagreement with management.

On October 3, 2006, Jon Sabes, a Director of the Company, resigned as Director. Mr. Sabes had been a member of the Company’s Audit Committee and Compensation Committee. Such resignation was not caused by a disagreement with management.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit 10.1 Resignation letter of Luis Padilla dated October 3, 2006.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.

Date: October 6, 2006	By:	/s/ Scott Kuhlman
Scott Kuhlman, Chief Executive Officer